CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
Cova Series Trust:

We consent to the use of our report dated February 6, 1998 incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "LEGAL COUNSEL AND INDEPENDENT AUDITORS" in the statement of additional information included herein.

                                                KPMG Peat Marwick LLP


Boston, Massachusetts
April 16, 1998